THIS DOCUMENT MUST BE RECEIVED IN

Colorado Secretary of State

THE SECRETARY OF STATE’S OFFICE ON             Date and Time: 03/29/2005 2:32 PM

OR BEFORE MARCH 31, 2005.                                        Entity Id: 19981132869

 Document number: 20051132752

Document Processing Fee

If document is on paper: $25.00

If document is filed electronically: $ .99

Fees are subject to change.

For electronic filing and to obtain

copies of filed documents visit

www.sos.state.co.us

Deliver paper documents to:

Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

Paper documents must be typed or machine printed. ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: _19981132869_____________

1. Entity name:

WESTSPHERE ASSET CORPORATION,INC

(If changing the name of the corporation, indicate name

BEFORE the name change)

2. New Entity name:

(if applicable)

______________________________________________________

3. Use of Restricted Words (if any of these

. “bank” or “trust” or any derivative thereof

. “credit union” . “savings and loan”

. “insurance”, “casualty”, “mutual”, or “surety”

terms are contained in an entity name, true

name of an entity, trade name or trademark

stated in this document, make the applicable

selection):

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires: _____________________

(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: x

7. (Optional) Delayed effective date: ______________________

(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: Goeseels_ Sonia ______________ _____

                                                        (Last)

        (First)                               (Middle)                       (Suffix)

2140 Pegasus Way N.E

(Street name and number or Post Office information)

                            Calgary, AB,    T2E 8M5

(City)           State             (Postal/Zip Code)

Alberta                       Canada

 (Province – if applicable) (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.

Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1

Reverse Split 20 to 1

Attachment 2

Preferred Share conversion

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

WESTSPHERE ASSET CORPORATION

The undersigned, constituting the entire Board of Directors (the “Board”) of WESTSPHERE ASSET CORPORATION INC., a Colorado corporation (the “Corporation”), take the following actions as of this 21st day of January, 2005, at a duly called and attended meeting of the Board of Directors.

WHEREAS, the Board of Directors of Westsphere Asset Corporation Ltd. have proposed and agreed unanimously upon a reverse split of the Corporations common stock.

NOW THEREFORE BE IT RESOLVED THAT:

1.

The shareholders at a shareholder meeting January 22, 2005 the shareholders approved  a reverse split of the Corporations outstanding shares of common stock on the basis of one (1) share for each 20 (twenty) shares held by each holder, with all fractional shares rounded up to the next whole number.

2.

The Board of Directors of the Corporation has instructed the Corporation’s Officers and Management to commence the administrative process to affect the reverse split, with the effective date of the reverse split on the OTC/Bulletin Board to be determined by the Corporation’s Chief Executive Officer.

3.

In the event that any shares of preferred stock, or any options, are outstanding as of the record date of the reverse split, then the shares of common stock issued upon conversion of such preferred stock and the shares of common stock issuable upon exercise of such options, shall be reduced by the same factor of 20:1, with any and all fractions being rounded up to the next whole share number.  However, the conversion price and the exercise price of each such preferred share and/or option shall increase by a factor of 20.

4.

The officers and Directors of the Corporation be, and hereby are, authorized and directed to take all action necessary to carry out the purposes of the foregoing resolution.

5.

This resolution may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original) and such counterparts together shall constitute one and the same instrument and notwithstanding the date of the execution shall be deemed to bear the date as set forth above.

The undersigned, being all of the Directors of the Corporation, hereby consent to and adopt the foregoing.

/s/ Douglas Mac Donald

/s/ Robert L. Robins

Douglas Mac Donald

Robert L. Robins

/s/ Bernd Reuscher

/s/ L. Roy Queen

Bernd Reuscher

L. Roy Queen

/s/ Kim Law ______________________

/s/Jack Thomson__________________

Kim Law

Jack Thomson

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

WESTSPHERE ASSET CORPORATION

CONVERSION OF WESTSPHERE ASSET CORPORATION, INC. CAPITAL STOCK

 TO WESTSPHERE ASSET CORPORATION PREFERRED STOCK

The undersigned, constituting the entire Board of Directors (the “Board”) of WESTSPHERE ASSET CORPORATION INC., a Colorado corporation (the “Corporation”), take the following actions as of this 21st  day of March  2005, as if at a duly called and attended meeting of the Board of Directors.

WHEREAS, at the shareholder Meeting held on January 22, 2005 at 2140 Pegasus Way N.E. Calgary, Alberta the shareholders confirmed and approved the creation of a class of preferred stock, subject the terms as set forth below:

(a) Any dividends declared by the Board of Directors, in the form of stock, cash or otherwise, shall be distributed to the Corporation’s shareholders as follows: (a) seventy-five percent (75%) of such dividend shall be distributed to the holders of the Preferred Shares on a pro rata basis; and the remaining twenty-five (25%) shall be distributed to the holders of the Preferred Shares and the Common Shares, on a pro rata basis, with one share of Preferred Stock and one share of Common Stock being treated equally.

(b) In the case of a sale of any of the Corporation's business operations or in the event of a wind up or a liquidation of the Corporation's assets, the remaining cash to be distributed to the shareholders shall be distributed on the same basis as described in paragraph (a) above.

(c) The Board of Directors will determine the amount of proceeds to be distributed from the sale of any of the Company's assets and will determine whether any dividend will be issued by the Corporation.  The Board of Directors will determine the date that such dividend will be paid.

(d) During the period commencing on January 22, 2005 and concluding forty-five (45) days later, each holder of shares of common stock shall have the right to surrender their shares of common stock in exchange for shares of preferred stock on a basis of 1:1. Each shareholder shall exercise this right by delivering to the Corporation or the Corporation’s transfer agent the certificates representing such shareholder’s shares of common stock, duly endorsed with appropriate signature guarantees affixed thereto, on or before the date determined above in this subsection (d).

(e) Upon conversion of a common share to a preferred share, the preferred shareholder will have the right to convert such preferred share to a share of common stock (1:1) upon delivery of 21 days written notice to the Corporation, at a price of $0.05 per share payable to the Corporation.

(f) Upon conversion of a common share to a preferred share, voting of such preferred shares vest with the Board of Directors as set out in the shareholder’s resolution approved at the Annual Meeting of Shareholders held on December 7, 2002;

(g) Upon receipt of notice of the request to convert from preferred share to common stock, share certificates will be issued with the following share trading restrictions;  1/3 of the total shares to be converted will be restricted from trading for a period of 6 months from the date of conversion; 1/3 of the total shares to be converted will be restricted from trading for a period of 1 year from the date of conversion; and 1/3 of the total shares to be converted will be restricted from trading for a period of 18 months from the date of conversion.

(h) Any consolidation or split of one class of the Corporation’s stock will have the same effect on the other class of shares. In the case of a consolidation of the Corporation’s common stock, outstanding shares of the Preferred Stock will also be consolidated and the price for conversion of the preferred stock into the common stock shall be increased by the same multiple of the consolidation of the common stock.

NOW THEREFORE BE IT RESOLVED THAT:

1.

As authorized by the Corporation’s shareholders at a meeting of the shareholders on

January 22, 2005 at 2140 Pegasus Way N.E. Calgary, Alberta a class of Westsphere non-voting preferred shares at a value of $0.20 cents per share (USD), is to be created and offered to all shareholders of the Corporation in exchange for shares of common stock at a ration of 1 for 1 with the following conditions:

(a) Any dividends declared by the Board of Directors, in the form of stock, cash or otherwise, shall be distributed to the Corporation’s shareholders as follows: (a) seventy-five percent (75%) of such dividend shall be distributed to the holders of the Preferred Shares on a pro rata basis; and the remaining twenty-five (25%) shall be distributed to the holders of the Preferred Shares and the Common Shares, on a pro rata basis, with one share of Preferred Stock and one share of Common Stock being treated equally.

(b) In the case of a sale of any of the Corporation's business operations or in the event of a wind up or a liquidation of the Corporation's assets, the remaining cash to be distributed to the shareholders shall be distributed on the same basis as described in paragraph (a) above.

(c) The Board of Directors will determine the amount of proceeds to be distributed from the sale of any of the Company's assets and will determine whether any dividend will be issued by the Corporation.  The Board of Directors will determine the date that such dividend will be paid.

            (d) During the period commencing on April 1, 2005 and concluding forty-five (45) days later, each holder of shares of common stock shall have the right to surrender their shares of common stock in exchange for shares of preferred stock on a basis of 1:1. Each shareholder shall exercise this right by delivering to the Corporation or the Corporation’s transfer agent the certificates representing such shareholder’s shares of common stock, duly endorsed with appropriate signature guarantees affixed thereto, on or before the date determined above in this subsection (d).

(e) Upon conversion of a common share to a preferred share, the preferred shareholder will have the right to convert such preferred share to a share of common stock (1:1) upon delivery of 21 days written notice to the Corporation, at a price of $0.05 per share payable to the Corporation.

(f) Upon conversion of a common share to a preferred share, voting of such preferred shares vest with the Board of Directors and voted a in manner that they deem is in the best interest of the Company as set out in the shareholder’s resolution approved at the Annual Meeting of Shareholders held on December 7, 2002;

(g) Upon receipt of notice of the request to convert from preferred share to common stock, share certificates will be issued with the following share trading restrictions;  1/3 of the total shares to be converted will be restricted from trading for a period of 6 months from the date of conversion; 1/3 of the total shares to be converted will be restricted from trading for a period of 1 year from the date of conversion; and 1/3 of the total shares to be converted will be restricted from trading for a period of 18 months from the date of conversion.

(h) Any consolidation or split of one class of the Corporation’s stock will have the same effect on the other class of shares or any other rights to acquire (through exercise of warrants or options, or convertible debentures or otherwise).  In the case of a consolidation of the Corporation’s common stock, outstanding shares of the Preferred Stock and any other rights to acquire (through exercise of warrants or options, or convertible debentures or otherwise) will also be consolidated and the price for conversion of the preferred stock into the common stock shall be increased by the same multiple of the consolidation of the common stock.

(i).

The preferred shares will be offered to all shareholders of the Corporation in exchange for shares of common stock at a ratio of 1 for 1, but the opportunity for conversion from voting common stock to preferred shares shall be set by the Board of Directors by written notice to all of the shareholders and will set the record date and any deadlines to exercise conversion.

12.

The Officers of the Corporation be, and hereby are, authorized and directed to take all action necessary to carry out the purposes of the foregoing resolutions.

13.

These resolutions may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original) and such counterparts together shall constitute one and the same instrument and notwithstanding the date of the execution shall be deemed to bear the date as set forth above.

The undersigned, being all of the Directors of the Corporation, hereby consent to and adopt the foregoing.

/s/ Douglas Mac Donald

/s/ Robert L. Robins

Douglas Mac Donald

Robert L. Robins

/s/ Bernd Reuscher

/s/ L. Roy Queen

Bernd Reuscher

L. Roy Queen

/s/ Kim Law ______________________

/s/Jack Thomson__________________

Kim Law

Jack Thomson